AMENDMENT DATED FEBRUARY 11, 2005
                             TO ADVISORY AGREEMENT
                            BETWEEN RYDEX ETF TRUST
                          AND PADCO ADVISORS II, INC.
                              DATED APRIL 30, 2004


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                                  AMENDMENT TO
                                   SCHEDULE A
                                     TO THE
                               ADVISORY AGREEMENT
                          DATED APRIL 30, 2004 BETWEEN
                                 RYDEX ETF TRUST
                                       AND
                             PADCO ADVISORS II, INC.

The following amendment is made to Schedule A of the Advisory Agreement between Rydex ETF Trust (the "Trust") and PADCO Advisors II, Inc. (the "Adviser"), dated April 30, 2004, as amended to date (the "Agreement"), and is hereby incorporated into and made a part of the Agreement:

Schedule A of the Agreement is amended, effective February 11, 2005, to read as follows:

The Trust will pay to the Adviser as compensation for the Adviser's services rendered, a fee, computed daily at an annual rate based on the average daily net assets of the respective Fund in accordance the following fee schedule:

FUND                                               RATE
----                                               ----
Rydex S&P Equal Weight ETF .....................   0.40%
RYDEX RUSSELL TOP 50 ETF                           0.20%

ADDITIONS AND [DELETIONS] NOTED IN BOLD.

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      In witness whereof, the parties hereto have caused this Amendment to be executed in their names and on their behalf and through their duly-authorized officers as of the 11th day of February, 2005.

                                      RYDEX ETF TRUST


                                      By:  /s/ Carl G. Verboncoeur
                                           -----------------------
                                      Name:   Carl G. Verboncoeur
                                      Title:  President


                                      PADCO ADVISORS II, INC.


                                      By:  /s/ Carl G. Verboncoeur
                                           -----------------------
                                      Name:   Carl G. Verboncoeur
                                      Title:  Chief Executive Officer